Exhibit 99.1

For Immediate Release

Tuesday, October 25, 2005

Carolina Bank Holdings, Inc.

Announces six-for-five stock split effective November 15, 2005

(Greensboro, NC) Carolina Bank, a wholly-owned subsidiary of Carolina Bank Holdings, Inc. (NASDAQ Small Cap Symbol “CLBH”) announced that shareholders of record as of November 15, 2005 will receive a 6-for-5 stock split effected in the form of a 20% stock dividend. The new stock will be issued on November 29, 2005.

Robert T. Braswell, CEO, commented on the stock dividend by saying, “Our company continues to report sound results despite economic uncertainties. We recognize our success is due, in large measure, to the support of our shareholders. Our directors, in recognition of that support, have declared this six-for-five stock split effected in the form of a 20% stock dividend.”

The company recently opened a loan production office in Burlington, NC. It also intends to open a full service banking office in High Point, N.C. during 2006.

Carolina Bank Holdings, Inc. operates Carolina Bank as a wholly owned subsidiary. The bank has three branches in Greensboro, N.C. and one in Asheboro, N.C. Further information is available on the bank’s website, www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission.

For additional information please contact:

Carolina Bank

Mr. Robert T. Braswell, President and CEO

P. O. Box 10209, Greensboro, North Carolina 27404—Telephone: 336-286-8740 – Email:

b.braswell@carolinabank.com

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